SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                    INTERNATIONAL FLAVORS & FRAGRANCES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5) Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         -------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:
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     3)  Filing Party:
         -------------------------------------------------------

     4)  Date Filed:
         -------------------------------------------------------

                                      IFF

                     INTERNATIONAL FLAVORS & FRAGRANCES INC.
                              521 WEST 57TH STREET
                              NEW YORK, N.Y. 10019

                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 1996

     The Annual Meeting of Shareholders of International Flavors & Fragrances Inc., a New York corporation (hereinafter called the "Company"), will be held at the office of the Company, 521 West 57th Street, New York, New York, on Thursday, May 9, 1996, at 10 A.M., Eastern Daylight Saving Time, to elect 12 directors for the ensuing year, to act on proposed alternative performance goals in connection with the Chairman and President's compensation arrangements, and to transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 25, 1996 will be entitled to notice of and to vote at the meeting.

     Admission to the meeting will be by ticket only. If you are a shareholder of record and plan to attend, please complete and return the ticket request card which is enclosed for such holders. If your shares are not registered in your own name and you plan to attend, please request a ticket by writing to the Office of the Secretary, International Flavors & Fragrances Inc., 521 West 57th Street, New York, New York 10019. Evidence of your ownership, which you can obtain from your bank or broker, must accompany your letter.

     IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       By Order of the Board of Directors,

                                            STEPHEN A. BLOCK
                                                   Secretary

March 28, 1996

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be used at the Annual Meeting of Shareholders of the Company to be held on May 9, 1996 at the principal executive office of the Company, 521 West 57th Street, New York, New York 10019. This proxy statement and the form of proxy will be sent to shareholders on or about March 28, 1996. In addition to solicitation by mail, proxies may be solicited personally, by telephone or by telegram. The Company has retained Corporate Investor Communications, Inc. to assist in such solicitation for a fee of $7,000. The cost of soliciting proxies will be borne by the Company.

     Any shareholder who signs and returns the enclosed form of proxy may revoke it at any time before it has been exercised, by a written instrument or by personal attendance at the meeting.

     The Company had outstanding at the close of business on December 31, 1995, 110,953,835 shares of Common Stock entitled to one vote per share. Only shareholders of record at the close of business on March 25, 1996 will be entitled to vote at the meeting.

                              ELECTION OF DIRECTORS

     At the meeting 12 directors will be elected in accordance with the By-laws of the Company, as amended, to serve for the ensuing year and until their successors are elected and shall qualify. Except as stated below, the shares of Common Stock represented by the proxies hereby solicited will be voted for the election of the 12 nominees whose names are listed below, all of whom are presently directors of the Company. Should any of such nominees be unable for good cause to serve (which is not now anticipated), it is intended that such shares will be voted for the balance of those named and for such substitute nominees as the Board may recommend.

     Where no qualifying note reference appears in the table below next to the number of shares beneficially owned, as defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the named director has sole voting and investment power over all such shares.

INFORMATION ABOUT NOMINEES


                                                                                            Shares of      Per-
                                                                                          Company Stock   centage
                                                                                          beneficially      of
                                          Principal Occupation During        Year first    owned as of    Shares
                                              last five years and              became     December 31,     Out-
                Name             Age       Other Directorships Held           Director        1995       standing
                ----             ---     ----------------------------         --------     ----------    --------

Margaret Hayes Adame ..........  56   President, Fashion Group                   1993        3,000         (1)
                                      International, an international
                                      trade organization, since 1993;
                                      Senior Vice-President, Saks Fifth
                                      Avenue, retailing, prior thereto;
                                      Director, North American Watch
                                      Corporation

Robin Chandler Duke(2)(3) .....  72   Chairman, Population Action                1975       14,000(4)      (1)
                                      International; Director, American
                                      Home Products Corp., Rockwell
                                      International Corporation and
                                      River Bank



                                                                                            Shares of      Per-
                                                                                          Company Stock   centage
                                                                                          beneficially      of
                                          Principal Occupation During        Year first    owned as of    Shares
                                              last five years and              became     December 31,     Out-
                Name             Age       Other Directorships Held           Director        1995       standing
                ----             ---     ----------------------------         --------     ----------    --------
Richard M. Furlaud ............. 72   Chairman of the Board of Trustees,         1990        31,250(4)      (1)
                                      The Rockefeller University;
                                      Retired President, Bristol-Myers
                                      Squibb Company

Eugene P. Grisanti(5)(6) ....... 66   Chairman of the Board and                  1979     1,590,747(4)(7)   1.4%
                                      President of the Company

Thomas H. Hoppel(5) ............ 65   Vice-President and Treasurer of            1993        58,035(4)       (1)
                                      the Company since January 1, 1992;
                                      Controller prior thereto

Hugh R. Kirkpatrick(5) ......... 59   Senior Vice-President of the               1991        82,900(4)       (1)
                                      Company

Herbert G. Reid(2)(8) .......... 69   Retired; formerly Executive Vice-          1978        12,000(4)       (1)
                                      President and Director,
                                      Schlumberger Limited, oil field
                                      services and electronics

George Rowe, Jr.(2)(3) ......... 74   Attorney; member of the law firm           1994    10,680,916(7)      9.6%
                                      of Fulton, Duncombe & Rowe

Stanley M. Rumbough, Jr. (3) ... 75   Investments and business                   1964        24,000(4)       (1)
                                      development; Director, CUC
                                      International Inc.

Henry P. van Ameringen ......... 65   Retired; formerly Vice-President,          1961     2,515,349(4)(7)   2.3%
                                      International Flavors & Fragrances
                                      (Europe)

Hendrik C. van Baaren(5) ....... 56   Senior Vice-President of the               1991        69,000(4)       (1)
                                      Company

William D. Van Dyke, III (2)(3). 64   Senior Vice-President, Smith Barney        1973     7,834,458(4)(9)   7.1%
                                      Inc., stockbrokers


------------

(1)  Less than .1%.

(2)  Member of Executive Committee.

(3)  Has held this position for more than the last five years.

(4) Pursuant to Rule 13d-3 under the Exchange Act the number of shares of Common Stock of the Company beneficially owned by Messrs. Grisanti, Hoppel, Kirkpatrick and van Baaren and by non-employee directors includes (where applicable) shares which he or she has (or will have 60 days after such date) the right to acquire under stock options granted by the Company. The respective numbers of such shares are 101,921 for Mr. Grisanti, 30,500 for Mr. Hoppel, 40,000 for Mr. Kirkpatrick, 69,000 for Mr. van Baaren and 9,000 for each of Ms. Duke and Messrs. Furlaud, Reid, Rumbough, van Ameringen and Van Dyke.

(5)  Employed by the Company for more than the last five years.

(6)  Chairman of the Executive Committee.

(7) The numbers of shares of Common Stock of the Company beneficially owned by Messrs. Rowe, Grisanti and van Ameringen listed above, and the numbers of shares beneficially owned by Messrs. Rowe and Henry G. Walter, Jr. and Hedwig van Ameringen listed in the table on page 14, include holdings of the following trusts and foundations. Messrs. Rowe and Walter and Mrs. van Ameringen are the trustees of five trusts established under the will of A.L. van Ameringen which hold 7,068,716 shares. Messrs. Rowe and van Ameringen and Mrs. van Ameringen are officers of the van Ameringen Foundation, Inc., a charitable foundation, which owns 628,138 shares. Messrs. Rowe, Walter and van Ameringen and Mrs. van Ameringen are four of the eight directors of that foundation. Mr. Rowe is an officer of The Ambrose Monell Foundation, a charitable foundation, which owns 1,247,055 shares, and Mr. Rowe is an officer of another charitable foundation which owns 20,559 shares. Messrs. Rowe, Grisanti and Walter are the directors of each of those two foundations. Messrs. Rowe and Walter are also trustees of nine trusts holding an aggregate of 794,364 shares. Messrs. Rowe and Walter are the trustees of one trust and two of three trustees of another trust holding an aggregate of 50,391 shares for the benefit of certain family members of Mr. Walter. Mr. Walter is one of two trustees of another trust for the benefit of a family member holding 3,744 shares. Mr. Walter is also one of two trustees of a charitable trust holding 1,227 shares. Mr. Rowe is sole trustee of a trust holding 750 shares and is one of three trustees of another trust holding 4,000 shares and Mr. Walter is one of two trustees of another trust holding 2,907 shares. Messrs. Rowe and Walter and Mrs. van Ameringen are trustees of three additional trusts each holding 288,981 shares. Mr. van Ameringen is also a trustee of a charitable trust holding 7,974 shares. The number of shares beneficially owned by Mr. van Ameringen listed above includes 1,887,211 shares with respect to which he has sole voting and investment power and, as described in this note, 628,138 shares with respect to which he has shared voting and investment power. The number of shares beneficially owned by Mr. Grisanti listed above includes 143,133 shares with respect to which he has sole voting and investment power, 180,000 shares with respect to which he has sole voting power and 1,267,614 shares with respect to which he has shared voting and investment power.

(8) The number of shares beneficially owned by Mr. Reid listed above includes 9,000 shares with respect to which he has sole voting and investment power and 3,000 shares over which he has shared voting and investment power.

(9) The number of shares beneficially owned by Mr. Van Dyke listed above includes 9,957 shares with respect to which he has sole voting and investment power and 7,824,501 shares over which he has shared voting and investment power, including the holdings of the trust referred to in footnote 2 on page 14, three other trusts and a foundation. Such number does not include the beneficial interest of Mr. Van Dyke's wife in 129,426 shares owned directly by her. Mr. Van Dyke disclaims any beneficial interest in any such shares.

     All of the above nominees were elected by the shareholders at the 1995 annual meeting. During 1995 the Board of Directors held six meetings. The Company has an Audit Committee which held two meetings and a Stock Option and Compensation Committee which held four meetings in 1995. The Audit Committee, consisting of Messrs. Furlaud, Reid and Van Dyke, oversees the financial operations of the Company and the Company's relationship with its independent accountants. The Stock Option and Compensation Committee, consisting of Messrs. Furlaud, Reid and Van Dyke, oversees the Company's various compensation arrangements, determines the stock options to be granted to employees under the Company's stock option plans and the executive bonuses to be granted under the Company's executive bonus plans, and makes recommendations to the Board as to the salaries to be paid to the executive officers of the Company. The Company does not have a nominating committee.

                             I. SUMMARY COMPENSATION

     The following table sets forth information in respect of the compensation of the Chairman and President and each of the other four most highly compensated executive officers of the Company for 1993, 1994 and 1995.


                                                                                        Long Term
                                                                                      Compensation
                                                              Annual Compensation        Awards
                                                             ----------------------   -------------
             (a)                                   (b)          (c)           (d)           (e)            (f)
                                                                                        Securities      All Other
          Name and                                                                      Underlying       Compen-
          Principal                                           Salary         Bonus        Options        sation
          Position                                Year          ($)         ($)(1)          (#)         ($)(2)(3)
         ----------                              ------       -------      --------      ---------     ----------

  Eugene P. Grisanti (4) .....................    1995        850,000        425,000       75,000         34,287
   Chairman of the Board                          1994        770,000        385,000       75,000         30,324
   and President                                  1993        700,000        350,000       75,000         26,878

  Hugh R. Kirkpatrick ........................    1995        453,102        176,000       50,000         15,382
   Senior Vice-President                          1994        410,338        200,000       50,000         13,790
   and Director                                   1993        387,120        190,000       60,000         12,398

  Hendrik C. van Baaren ......................    1995        440,263        255,000       50,000         14,362
   Senior Vice-President                          1994        397,505        192,500       50,000         12,839
   and Director                                   1993        372,849        180,000       51,000         11,016

  Rudolf Merz ................................    1995        351,500        139,770       15,000            --
   Vice-President                                 1994        297,000        120,000       15,000            --
                                                  1993        264,518        105,000       21,000            --

  Thomas H. Hoppel ...........................    1995        286,049        137,500       35,000         10,769
   Vice-President, Treasurer and Director         1994        260,057        125,000       35,000          9,499
                                                  1993        236,189        115,000       30,000          8,492


--------------

(1)  Under the Company's Management Incentive Compensation Plan.

(2) For the year 1995, the following amounts were paid or set aside by the Company in respect of individual officers listed in the above compensation table under the Company's Retirement Investment Fund Plan, a defined contribution plan, and the Company's unfunded Supplemental Retirement Investment Plan: Mr. Grisanti, $25,624, Mr. Kirkpatrick, $13,324, Mr. van Baaren, $12,874 and Mr. Hoppel, $8,374.

(3) For the year 1995, the following amounts were imputed under the tax law as compensation to the executive officers listed in the above compensation table in consideration of life insurance coverage of such persons under the Company's Executive Death Benefit Program: Mr. Grisanti, $8,663, Mr. Kirkpatrick, $2,058, Mr. van Baaren, $1,488 and Mr. Hoppel, $2,395. No participant in such Program has or will have any interest in the cash surrender value of the underlying insurance policies.

(4) Under an employment contract dated as of January 1, 1992, Mr. Grisanti was granted an award of 300,000 restricted shares of the Company's Common Stock. Because the shares are "restricted," they may not be sold, pledged, or otherwise transferred until the applicable restriction period on a given installment of the award has elapsed. Restrictions on three-fifths of the shares covered by the award have lapsed as of the date hereof. The restriction period extends to December 31, 1996 with respect to the remaining two-fifths of such shares. The shares are subject to forfeiture under certain conditions, including the termination by either party, with or without cause, of Mr. Grisanti's employment. Dividends are payable on the restricted stock. At December 31, 1995, the 180,000 shares of restricted stock still subject to restriction had a market value of $8,640,000, based on the closing price of the Company's stock on the last trading day of 1995. The Company has made no other restricted stock awards to any named executive officers.

                            II. OPTION GRANTS IN 1995

     The following table shows all grants of options in 1995 to the executive officers named in the Summary Compensation table. The Company's option plans do not provide for the grant of stock appreciation rights (SARs).


                                    Individual Grants
------------------------------------------------------------------------------------------
          (a)                          (b)               (c)           (d)            (e)              (f)
                                     Number          % of Total
                                    of Shares          Options
                                   Underlying        Granted to     Exercise
                                     Options          Employees      or Base
                                     Granted          in Fiscal       Price       Expiration   Grant Date Present
         Name                        (#) (1)            Year        ($/Sh)(2)        Date         Value ($)(3)
         ----                      -----------       ----------     ---------       ------      --------------

  E. P. Grisanti ................     75,000             9.6         49.875         5/11/05        $1,129,500
  H. R. Kirkpatrick .............     50,000             6.4         49.875         5/11/05           753,000
  H. C. van Baaren ..............     50,000             6.4         49.875         5/11/05           753,000
  R. Merz .......................     15,000             1.9         49.875         5/11/05           225,900
  T. H. Hoppel ..................     35,000             4.5         49.875         5/11/05           527,100


----------------------------

(1) All options were granted on May 11, 1995. Such options become exercisable in three equal installments 24, 36 and 48 months, respectively, after the date of grant.

(2)  All options were granted at the market price on the date of grant.

(3) The Company used the Black-Scholes model of option valuation to determine grant date present value. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility, future dividend yield and the time of exercise. For these reasons, the Company does not agree that the Black-Scholes model can properly determine the value of an option. The assumptions used by the Company are as follows: a grant date stock price and an exercise price of $49.875 per share; an option term of 10 years; a stock price volatility based on the calendar year closing prices of the Company's Common Stock (plus dividends) for the period December 31, 1985 through December 31, 1995; a dividend yield of 2.33% (the average dividend yield for the 12-month period ending May 31, 1995); and a risk-free interest rate of 6.84% (the yield on the date of grant on the U.S. Government Zero Coupon Bond with a maturity closest to the option term).

      III. OPTIONS EXERCISED IN 1995 AND OPTION VALUES AT DECEMBER 31, 1995

     The following table provides information as to options exercised in 1995 by each of the executive officers named in the Summary Compensation table and the value of options held by such executive officers at December 31, 1995 measured in terms of the closing price of the Common Stock in consolidated trading on December 31, 1995.


          (a)                                (b)              (c)               (d)                 (e)
                                                                             Number of     Value of Unexercised
                                                                            Securities         In-the-Money
                                                                            Underlying          Options at
                                                                            Unexercised          FY-End($)
                                                                            Options at
                                                                            FY-End (#)
                                       Shares Acquired  Value Realized     Exercisable/        Exercisable/
         Name                          on Exercise (#)        ($)          Unexercisable       Unexercisable
         ----                         -----------------  ------------     ---------------    ---------------
  E. P. Grisanti ...................            0                  0       76,921/200,000   $1,633,574/$1,489,500
  H. R. Kirkpatrick ................       28,200            416,400       20,000/150,000      235,000/ 1,206,000
  H. C. van Baaren .................            0                  0       52,000/144,000      769,080/ 1,135,860
  R. Merz ..........................            0                  0        34,500/47,500         673,085/392,310
  T. H. Hoppel .....................            0                  0        20,500/93,500         282,085/703,050


DIRECTORS' COMPENSATION

     Directors who are not employees of the Company receive an annual retainer of $15,000 and a fee of $750 for each meeting of the Board or committee attended, except that when a committee meeting is held on the date of a Board meeting a fee of only $500 is paid. Through 1999, on the date of the annual meeting of shareholders, such directors also receive automatic annual stock option grants of 3,000 shares of Common Stock under the Company's 1990 Stock Option Plan for Non-Employee Directors. On May 11, 1995, each non-employee director received an option for 3,000 shares at $49.875 per share.

     The Company has established a Directors' Deferred Compensation Plan under which directors may defer all or a portion of their cash compensation until retirement or another specified date. Deferred amounts credited to a director's plan account earn interest at the interest rates applicable from time to time to deferred compensation awards under the Company's Management Incentive Compensation Plan.

     As part of its overall program of charitable contributions, the Company has established the Director Charitable Contribution Program. Under the Program, the Company has purchased life insurance policies on the lives of participating directors and is the owner and sole beneficiary of the policies. After the death of a covered director, the Company will donate $500,000 to one or more qualifying charitable organizations designated by the director and $500,000 to The IFF Foundation. Individual directors derive no financial benefit from the Program since all deductions relating to the contributions accrue solely to the Company. The Program should have no long-term cost to the Company.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Mr. Grisanti is employed under a contract dated as of January 1, 1992 (the "Present Contract") as an executive at a salary of $600,000 per annum unless the Board shall have fixed a higher salary, for the period (the "executive period") which commenced on January 1, 1992 and which may be terminated at any time thereafter with or without cause, by either the Company or Mr. Grisanti on written notice to the other. Effective as of January 1, 1996, the Board fixed his annual salary under the Present Contract at $890,000. If the Present Contract is not terminated on or before December 31, 1996, continuation of the executive period after that date shall be subject to further agreement between the Company and Mr. Grisanti as to the terms and conditions of such employment.

     The Board has authorized the Company to enter into a new employment contract with Mr. Grisanti, commencing January 1, 1997 (the "New Contract"), at an annual salary not less than that in effect on the commencement date. The proposed New Contract, like the Present Contract, may be terminated at any time during its term, with or without cause, by either the Company or Mr. Grisanti on written notice to the other. If the New Contract is not terminated on or before December 31, 2001, it shall terminate on that date. Under both the Present Contract and the New Contract Mr. Grisanti may share, as determined by the Board, in any incentive compensation, bonus, stock option or other employee benefit plans, programs or policies of the Company. Mr. Grisanti was granted an award of restricted stock under the Present Contract. See Note 4 to the Summary Compensation Table for the amount and terms thereof. The proposed New Contract provides that Mr. Grisanti will be awarded restricted stock. For a discussion of the amount and terms of such award, see "Performance Goals for the Restricted Stock Award to be Granted to the Company's President Under the New Contract" at page 15. The Present Contract provides that, after termination of the executive period, Mr. Grisanti shall serve part-time in a consulting capacity for a period of years, not exceeding ten, equal to the number of full years of executive service under both the Present Contract and his employment contract that preceded the Present Contract. During that consulting period, Mr. Grisanti will receive an annual fee equal to $15,000 for every period of 12 months of such executive service, but not exceeding $150,000 per year. The proposed New Contract contains a similar provision.

     The Board approved, and the Company has entered into agreements (the "Agreements") with 14 of its present executives, including the executive officers listed in the above compensation table. The Agreements provide that if, within three years of a "change of control", as defined below, an Executive is involuntarily terminated from employment by the Company or resigns following a substantial diminution in his duties, responsibilities or status or change in workplace or a decrease in his compensation of 10% or more, in each case which is not corrected following notice of objection by the executive, the executive will be entitled to receive a lump sum payment in an amount equal to the sum of:
(i) three times the higher of (a) his previous compensation for the calendar year prior to the year in which the change in control occurred or (b) the compensation for the calendar year prior to the year of termination, in each case including awards under the Company's Management Incentive Compensation Plan, provided that such payment shall not exceed three times the Executive's "base amount" allocable to such payment pursuant to Section 280 G of the Internal Revenue Code, (ii) all unpaid compensation under the Company's Management Incentive Compensation Plan or any other compensation plan of the Company, payment of which shall have been deferred including interest or other investment return thereon and (iii) for each share of Common Stock of the Company subject to any option held by the executive, whether or not such option is then exercisable, an amount equal to the difference between the exercise price thereof and a price equal to the highest of (a) the market price on the New York Stock Exchange at the close of business on the effective day of termination, (b) the price contained in any published tender offer made within one year before or after the date of change in control, (c) the price contained in any merger or acquisition agreement entered into by the Company and any third party within one year before or after the date of change in control, or (d) the market price on the New York Stock Exchange on the date of change in control, and, upon such payment, such option shall be deemed cancelled and annulled. The Agreements also provide for a three-year continuation of certain benefits under the Company's Pension Plan, Retirement Investment Fund Plan and any supplemental pension provided by the Company. However, if any payments to the executive, whether under the Agreement or otherwise, would be subject to the "golden parachute" excise tax under Section 4999 of the Internal Revenue Code, as amended, the payment to the executive above will be reduced by the amount necessary to avoid the incurrence of such excise tax. Under the Agreements a "change of control" means the earlier to occur of the following events: (i) when any person, corporation, partnership, association, trust or other entity, or any "group," as defined in Section 13(d)(3) of the Exchange Act, becomes the "beneficial owner," as defined in Rule 13d-3 thereunder, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities; or (ii) when persons not nominated by the Board of Directors in the Company's most recent proxy statement constitute a majority of the members of the Board.

PENSION PLANS

     All of the individuals named in the compensation table on page 5 except Mr. Merz are participants in the Company's Pension Plan, a defined benefit plan, under which the Company makes periodic payments computed on an actuarial basis providing for fixed benefits for members in the event of retirement at age 65 (normal retirement date contemplated by the Plan). Mr. Merz is a participant in the pension plan of the Company's Swiss subsidiary. Benefits under the Pension Plan are calculated with respect to a five-year average of participating employees' covered compensation (base salary or wage plus cash bonus), subject to an offset for amounts received as Social Security benefits for service after November 30, 1979. The table below indicates, for purposes of illustration, the approximate amounts of annual retirement income (subject to the above Social Security offset and without taking into account any limitations under the Internal Revenue Code) that would have been payable upon retirement at December 1, 1995 on a straight life basis under various assumptions as to salary and years of service to employees in higher salary classifications who participate in the Pension Plan. Messrs. Grisanti, Kirkpatrick, van Baaren and Hoppel have 35, 34, 19 and 35 years of service, respectively under the Pension Plan, which does not include service with foreign subsidiaries. To the extent that the amounts of annual retirement income exceed the maximum benefit limitations, including limitations under Section 415 of the Internal Revenue Code, such amounts are payable in the same form and manner under the Company's unfunded Supplemental Retirement Plan adopted on October 29, 1986, effective January 1, 1987. Mr. van Baaren, who is not a United States citizen, has significant amounts of service with foreign subsidiaries of the Company not covered by the Company's Pension Plan as a result of which he participates in a separate unfunded arrangement, providing supplemental pension benefits. Under that arrangement certain employees who serve in foreign countries other than the countries of which they are nationals receive at age 65 additional pension benefits to the extent that the aggregate of the amounts payable by law or under the pension plans of the Company and its subsidiaries are less than the amount payable under this arrangement. As of December 31, 1995, Mr. van Baaren is entitled to an annual benefit under this arrangement currently estimated to be approximately $3,365. No other named executive officer participates in this arrangement.



                                                               Estimated annual pension
                                                            for specified years of service
                                        -------------------------------------------------------------------
           Average
        Compensation                        15         20          25          30         35        40
        ------------                        --         --          --          --         --        --
        $  400,000 ...................   $104,652    $128,045   $148,565    $169,085    $189,605   $210,125
           500,000 ...................    130,815     160,056    185,706     211,356     237,006    262,656
           600,000 ...................    156,978     192,067    222,847     253,627     284,407    315,187
           700,000 ...................    183,141     224,078    259,988     295,898     331,808    367,718
           800,000 ...................    209,304     256,090    297,130     338,170     379,210    420,250
           900,000 ...................    235,467     288,101    334,271     380,441     426,611    472,781
         1,000,000 ...................    261,630     320,112    371,412     422,712     474,012    525,312
         1,100,000 ...................    287,793     352,123    408,553     464,983     521,413    577,843
         1,200,000 ...................    313,956     384,134    445,694     507,254     568,814    630,374
         1,300,000 ...................    340,119     416,146    482,836     549,526     616,216    682,906
         1,400,000 ...................    366,282     448,157    519,977     591,797     663,617    735,437
         1,500,000 ...................    392,445     480,168    557,118     634,068     711,018    787,968
         1,600,000 ...................    418,608     512,179    594,259     676,339     758,419    840,499


                                  REPORT OF THE
                    STOCK OPTION AND COMPENSATION COMMITTEE*

     The Stock Option and Compensation Committee of the Board of Directors (the "Committee") (all of the members of which are "disinterested persons" as that term is defined in Rule 16b-3 under the Exchange Act) is responsible for setting and administering the policies which govern the annual compensation paid to the executive officers, including the chief executive officer.

     The Committee recommends, for approval by the Board, the annual salaries of such officers, makes awards under the Management Incentive Compensation Plan, grants stock options under the Company's stock option plans and determines the form and amount of compensation to be given to the President, who is the chief executive officer.

COMPENSATION POLICIES

     The Company's executive compensation policies are based on several criteria including, but not limited to, the goals established by the Company, the performance of the executive in accomplishing them, the performance of the Company itself, and finally, the competitive realities relating to the compensation required to secure the services and motivational commitment of the executive involved. Among other factors, the Committee takes into consideration the Company's sales and earnings, the return on equity and the performance of the Company's stock. The Committee is generally familiar with and also takes into consideration the sales, earnings and return on equity, as well as the performance of the stock, of other comparable companies. Those companies include companies which were selected on the basis of their lines of business set forth on the Performance Graph on page 12, but they also include companies in other lines of business as competition for executives extends beyond the Company's line of business. The Committee has not made an analysis of the compensation practices of other companies (which include non-public companies with which the Company competes for executives) but the Committee is generally familiar with the compensation practices of other companies and believes that the Company's compensation practices including both the type and amount of compensation paid to its executive officers are fair and appropriate under the circumstances.

     The Company, in general, intends to structure executive compensation to be deductible under Section 162(m) of the Internal Revenue Code. To that end, in 1995 the Company's Management Incentive Compensation Plan (the "Plan") was amended with shareholder approval to meet the deductibility requirements of
Section 162(m), and alternative performance goals under the proposed New Contract are being submitted for shareholder approval at the May 9, 1996 Annual Meeting of Shareholders. The Company also believes, however, that, under some circumstances, such as to attract or retain key executives or to recognize outstanding performance, it may be in the best interests of the Company and its shareholders to pay executive compensation in excess of that which may be deductible.

     The three basic components of the Company's executive compensation are annual salaries, stock options and incentive compensation.

-------------

* The report of the Stock Option and Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SALARIES

     The annual salaries for executive officers for the following fiscal year are usually recommended by the Committee and approved by the Board in December. Recommendations for the annual salaries for the officers other than the President are made by the President to the Committee, based on his firsthand knowledge of the contribution of each executive officer to his respective area of concentration. The Committee also reviews financial and other data reflecting the performance of the various executives' areas of responsibility and how such areas of responsibility contributed to the Company's overall performance, but there is no precise test or formula by which the recommended salary is related to performance. Rather than follow such a rigid standard, the Committee believes that the Company's interests are best served by having a flexible compensation policy that gives the Committee the leeway to fix compensation after considering the factors enumerated above and evaluating such factors as each situation requires.

     The annual salary recommendation for the President is determined separately by the Committee after reviewing the overall results of the Company during the prior year taking into account economic conditions. The President has an employment contract with the Company under which he receives a salary of $600,000 unless the Company's Board of Directors shall have fixed a higher salary. It has been the Board's practice to have the Committee review all executive officers' salaries, including the President's salary, on an annual basis and make recommendations with respect to such salaries to the Board. Although consideration is given by the Committee to previous compensation in past years, the determination of the annual salary increase of the President as well as the other officers is based primarily upon events occurring during the past year including the Company's sales and earnings, the return on equity, the performance of the Company's stock, inflation and cost of living factors. While again not employing an objective test or measure with respect to the President's performance, the Committee in granting in December 1994 the President's salary increase effective January 1, 1995 took into account the factors stated above with respect to other executive officers and found that such factors fully justified the President's salary increase. In addition, the Committee noted that during the past five years, as reflected on the Performance Graph below, the Company's Common Stock has consistently outperformed both the S&P 500 and the Company's Peer Group, which the Committee believes reflects the contribution of the President on behalf of the Company.

STOCK OPTIONS

     Stock options have long been a significant part of the long-term incentives awarded by the Company to its officers and its employees. Such plans have been successful in motivating the officers consistently to promote long-term shareholder value. Stock options, which return no monetary value to the recipient unless the shareholders as a whole also benefit from an increase in the stock price, have been a particularly effective means of promoting shareholder value and of attracting and retaining the services of qualified officers of the Company.

     The selection of the executive officers of the Company other than the President for participation in the plans as well as the timing, pricing and the number of shares covered by individual options, are determined by the Committee, after considering the recommendations of the President and applying the above criteria, as well as taking into account options previously granted. As in the case of salaries, the Committee does not use an objective test or measure of corporate performance in determining either the timing or number of shares to be granted. The granting of stock options to the President is considered separately by the Committee applying the above policy guidelines taking into account options and the restricted stock award previously granted. Recognizing the President's contribution to the Company's overall performance in the past, the Committee made the 1995 option grant to the President in order to motivate him to continue in his efforts of improving the Company's performance. Without such an improvement as reflected in increased shareholder value, the option will have no value.

INCENTIVE COMPENSATION

     Under the Plan as amended in 1995, the amount of bonus paid to the executive officers of the Company is determined from year to year. All of the Company's executive officers participate in the Plan. Under the Plan, the incentive compensation of those selected for participation by the Committee for each year is paid from an incentive fund for such year, the existence and amount of which is subject to a performance goal, specified in the Plan, equal to 10% of the amount by which the pretax consolidated earnings of the Company for such year exceed the sum of 20% of net capital (defined as the average of the amounts of the Company's consolidated capital and surplus at the beginning and end of such year) for such year, provided that the fund shall not exceed for any year 10% of the amount of cash dividends paid by the Company in such year. No award to any participant may exceed the lesser of 15% of the incentive fund or 100% of his annual rate of salary. The Committee may exercise negative discretion to reduce the maximum award to any participant. Under regulations adopted by the Committee pursuant to the Plan, awards are payable in cash either currently in a lump sum or in installments that may be deferred in various ways. Under the Plan the Committee, following the criteria set forth above, and after the year-end results have been certified by the Company's independent public accountants, determines whether the Plan's performance goal has been met and, if it has been, so certifies. The Committee then allocates the incentive fund, or such portion thereof as the Committee has determined, to the participants and designates the manner in which awards are to be paid. For 1995, the performance goal was satisfied and the Committee so certified. With respect to 1995 incentive compensation under the Plan, the Committee did not use an objective test in determining whether to reduce the maximum award to the executive officers including the President. The Committee considered that the President's performance and the results achieved by the Company in 1995 well supported the award for that year given to the President under the Plan.

THE PROPOSED NEW CONTRACT

     The Present Contract will terminate on December 31, 1996. Noting the consistent strong growth in the Company's sales and profitability, and the outperformance by the Company's Common Stock of both the S&P 500 and the Company's Peer Group, during the term of the Present Contract, the Committee, and the Board on the recommendation of the Committee, have authorized the Company to enter into the New Contract. For a summary of the terms of the New Contract see "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 7. The Committee has recommended, and the Board has approved, an award to the President under the New Contract of 250,000 shares of restricted stock. The Committee and the Board believe that this restricted stock award fairly recognizes the President's contribution during the past five years, during which, as reflected on the Performance Graph on page 13, the Company's Common Stock outperformed both the S&P 500 and the Company's Peer Group, achieving for shareholders a 122% aggregate rate of return.

     Each installment of the restricted stock award is subject to the attainment of either of two alternative performance goals, one based on the Company's net income and the other on its return on equity. To insure the deductibility of the award under Section 162(m) of the Internal Revenue Code, these performance goals are being submitted to shareholders for their approval. See "Performance Goals for the Restricted Stock Award to be Granted to the Company's President Under the New Contract" at page 15 for a detailed description of the performance goals.

     The Committee believes that the New Contract, including the restricted stock award, is an appropriate incentive both to retain the services of the President and to encourage him to continue his successful efforts to improve the Company's sales, profitability and returns to shareholders.

     In summary, the Company has an appropriate and competitive compensation program, which is designed to promote shareholder value and attract and retain qualified executives. The Company's compensation soundly balances base salary, bonus based on annual performance and the use of long-term incentives.

                                              William D. Van Dyke, III, Chairman
                                              Richard M. Furlaud
                                              Herbert G. Reid


              Comparison of Five Year Cumulative Total Return*(1)
               The Company, S&P 500 Composite and Peer Group (2)

     (The following tabular information is a description, pursuant to Rule 304 of Regulation S-T, of a graph contained in the paper format of this Proxy Statement being sent to Shareowners.)

                           IFF            S&P         Peer Group
                            1              2              3
                         -------        -------        -------
          1990 ........  $100.00        $100.00        $100.00
          1991 ........  $142.03        $130.34        $137.79
          1992 ........  $154.51        $140.25        $139.40
          1993 ........  $166.14        $154.32        $139.13
          1994 ........  $208.34        $156.42        $139.32
          1995 ........  $221.82        $214.99        $177.02


(1) Total return assumes that the value of an investment in the Company's common stock and each index was $100 on December 31, 1990 and that all dividends were reinvested.

(2) The Peer Group consists of the following companies: Alberto Culver Company, Avon Products, Inc., Block Drug Co., Inc., Church & Dwight Co., Inc., Ecolab Inc., Ethyl Corp., W.R. Grace & Co., Helene Curtis Industries, Inc., Hershey Foods Corp., McCormick & Company, Inc., Morton International, Inc., NCH Corp., Nalco Chemical Company, The Quaker Oats Company, Ralston Purina Company, Tambrands Inc., and Wm. Wrigley Jr. Company. The performance of the Peer Group is weighted based on market capitalization. For years ending in December 31, 1994 and earlier, Borden, Inc. was included in the Peer Group but was omitted for the year ended December 31, 1995 since, in light of its acquisition by Kohlberg Kravis Roberts & Co., it is no longer a separate reporting entity.

---------------

* The Comparison of Five Year Cumulative Total Return shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Stock Option and Compensation Committee of the Board of Directors consists of Messrs. Furlaud, Reid and Van Dyke. Mr. Van Dyke is Senior Vice-President of Smith Barney Inc. which has received commissions for brokerage services performed in connection with securities transactions on behalf of the Company and its retirement plans.

STOCK OWNERSHIP

     The following is a tabulation as of December 31, 1995 of those shareholders of the Company who own beneficially in excess of 5% of the Company's Common Stock determined in accordance with Rule 13d-3 under the Exchange Act.



                                                                 Amount and Nature of
                                                                 Beneficial Ownership
                                                     -------------------------------------------
          Title                                           Sole Voting              Shared Voting        Percent
           of          Name and Address                       and                      and                of
          Class      of Beneficial Owner                 Investment Power        Investment Power        Class
          -----      -------------------             ---------------------      ----------------        --------


        Common      George Rowe, Jr. ............             0 shares          10,680,916 shares(1)      9.6%
          Stock     One Rockefeller Plaza
                    New York, N.Y. 10020

        Common      State Farm Mutual Automobile
          Stock      Insurance Company and
                     related entities ...........     6,911,700 shares                   0 shares         6.2%
                    One State Farm Plaza
                    Bloomington, Ill. 61701

        Common      Hedwig van Ameringen ........       678,633 shares           8,563,797 shares(1)      8.3%
          Stock     509 Madison Avenue
                    New York, N.Y. 10022

        Common      Trust, c/o J.P. Morgan
          Stock      Florida, FSB ...............             0 shares           5,993,727 shares(2)      5.4%
                    109 Royal Palm Way
                    Palm Beach, Florida 33480

        Common      Henry G. Walter, Jr. (3) ....       347,452 shares          10,684,044 shares(1)      9.9%
          Stock     509 Madison Avenue
                    New York, N.Y. 10022


----------------

(1)  See Note 7 on page 4.

(2) Held of record by CEDE & Co. as nominee for a trust of which Mr. and Mrs. William D. Van Dyke, III and J. P. Morgan Florida, FSB are co-trustees, who should be considered the beneficial owners of such shares with shared voting and investment power. Mrs. Van Dyke is also beneficial owner of 129,426 shares in which she has sole voting and investment power and 1,830,774 shares over which she has shared voting and investment power. See footnote 9 on page 4 for additional shares beneficially owned by Mr. Van Dyke. J. P. Morgan and related entities also beneficially own 820,400 shares over which they have sole voting power and 1,475,210 shares over which they have sole investment power, and 36,944 shares over which they have shared voting power and 40,544 shares over which they have shared investment power.

(3) The number of shares beneficially owned by Mr. Walter listed above does not include the beneficial interest of Mr. Walter's wife in 18,024 shares owned directly by her. Mr. Walter disclaims any beneficial interest in any such shares.

     As of December 31, 1995 the officers and directors of the Company (21 persons) and Messrs. Merz and Hoppel beneficially owned in the aggregate shares of the Company's Common Stock as set forth below:


                                                                            Amount of                   Percent
Title of Class                         Name                          Beneficial Ownership(1)(2)         of Class
--------------                         ----                          --------------------------         --------

 Common Stock ........  All directors and officers as a group ........       21,232,946                  19.1%
 Common Stock ........  R. Merz ......................................           41,500                   (3)
 Common Stock ........  T. H. Hoppel .................................           58,035                   (3)


--------------

(1) Includes 465,660 shares of Common Stock which the directors and officers of the Company have (or will have as of 60 days after such date) the right to acquire under stock options granted by the Company.

(2) Adjusted to eliminate duplicate holdings of the same shares by two or more officers and directors. Except for the shares included in footnotes 7, 8 and 9 on page 4, the remaining shares listed as beneficially owned by all directors and officers in the aggregate are subject to the sole voting and investment power of the individual directors or officers whose shares are included in such number.

(3) Less than .1%.

SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the next Annual Meeting of Shareholders must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy with respect to that meeting by November 29, 1996.

ADDITIONAL INFORMATION

     The Company has selected Price Waterhouse LLP to be its principal independent accountants for 1996. Representatives of Price Waterhouse LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The Company paid to Messrs. Fulton, Duncombe & Rowe, of which Mr. Rowe, a director of the Company, is a member, $238,856 for legal services in 1995.

     In 1995, Michael D. Sweeney, an officer of the Company, did not file on a timely basis one report required by Section 16 of the Exchange Act relating to a transaction in Company stock.

         PERFORMANCE GOALS FOR THE RESTRICTED STOCK AWARD TO BE GRANTED
                TO THE COMPANY'S PRESIDENT UNDER THE NEW CONTRACT

     There will be presented to the meeting a proposal to approve the alternative performance goals described below in connection with the restricted stock award to Mr. Grisanti under the proposed New Contract. The award is subject to the attainment of either one of two performance goals, based on net income and on return on equity, respectively, either for the applicable Installment Period or subsequently during the term of and as provided in the New Contract. Approval of the alternative performance goals by a majority of the shares of Common Stock present at the meeting either in person or by proxy is necessary to adopt the proposal and to entitle the Company to a deduction under Section

162(m) of the Internal Revenue Code for the value of each installment of the restricted stock award with respect to which either performance goal is met.

     The Board, on the recommendation of the Committee, has unanimously authorized the Company to enter into the New Contract with Mr. Grisanti. For a description of the New Contract see "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 7. Pursuant to the New Contract, Mr. Grisanti will be awarded as restricted stock 250,000 shares of the Company's Common Stock. Because the shares are "restricted", they may not be sold, pledged or otherwise transferred until the applicable restriction period on a given installment of the award has lapsed. The restriction period extends to February 28, 1998 with respect to one-fifth of the shares covered by the award and to each succeeding February 28 through and including February 28, 2002 with respect to each additional one-fifth of such shares. Dividends are payable on the restricted stock. All or a portion of the shares are subject to forfeiture under certain circumstances, including termination by either party, with or without cause, of Mr. Grisanti's employment, and the failure of the Company to attain either of the alternative performance goals either for an Installment Period or subsequently during the term of the New Contract.

     Each installment of the award is subject to the attainment of one of two alternative performance goals for the applicable Installment Period. Under the first alternative, the performance goal for any installment shall be attained if the percentage set by the Committee of the Company's Net Income for the applicable Installment Period exceeds the Fair Market Value of the installment. Under the second alternative, the performance goal for any installment shall be attained if the Company's Return on Equity for the applicable Installment Period is equal to or greater than the percentage set by the Committee. If a performance goal is not attained for an Installment Period under either alternative, the shares awarded with respect to that Installment Period shall remain held in custody until the end of a succeeding Installment Period, and the performance goal for the former Installment Period or Periods as well as for the latter Installment Period shall be deemed attained if either the required percentage of the average of the Net Incomes for such Installment Periods exceeds the Fair Market Value of any one installment or if the Company's Average Return on Equity for the combined former and any later Installment Period or Periods is equal to or greater than the required Return on Equity percentage. Notwithstanding the foregoing, a performance goal for any Installment Period shall be deemed attained if the required percentage of the average of the Net Incomes with respect to the combined first Installment Period and all subsequent Installment Periods exceeds the Fair Market Value of any one installment, or in the alternative if the Company's Average Return on Equity with respect to the combined first Installment Period and all subsequent Installment Periods is equal to or greater than the required Return on Equity percentage. If a performance goal for any Installment Period is not attained as provided above, that installment of the award shall be forfeited. In order to maintain the deductibility under Section 162(m) of the Internal Revenue Code of the amount of the award, any amendment which changes either alternative performance goal, or the maximum award payable, would be subject to shareholder approval.

     For purposes of the above, "Average Return on Equity" for any combination of Installment Periods shall be determined by dividing the average of the Net Incomes for such Installment Periods by the Average Total Shareholder Equity for such periods; "Average Total Shareholder Equity" for any period means the arithmetic average of the amounts of Total Shareholder Equity as at the beginning and the end of such period; "Fair Market Value" of a share of the Company's Common Stock means the mean between the highest and the lowest sales prices thereof on the date of grant, as reported in The Wall Street Journal, New York Stock Exchange Transactions--Composite Transactions, or as reported in any successor quotation system adopted prospectively for this purpose by the Committee; "Installment Period" means the restriction period with respect to each installment of the award; "Net Income" means the amount reported by the Company as consolidated income (after taxes) before extraordinary items and the cumulative effect of accounting changes, adjusted, however, by adding any amount which has been expensed (after taxes) for the award under the New Contract in computing such Net Income, all as determined in accordance with generally accepted accounting principles and as appearing in the Company's consolidated financial statements for the year as audited by the Company's independent public accountants; "Return on Equity" means the amount obtained by dividing Net Income by Average Total Shareholder Equity; and "Total Shareholder Equity" means the amount reported in the consolidated balance sheet by the Company as total shareholder equity, determined in accordance with generally accepted accounting principles and as audited by the Company's independent public accountants, before the extraordinary or non-recurring items described with respect to Net Income, and adjusted by adding any amount which has been expensed (after taxes) for the award under the New Contract in computing such Net Income.

     The Board considers it in the best interests of the Company to approve the alternative performance goals described above and recommends that the shareholders vote FOR the following resolution which will be presented to the meeting:

        "RESOLVED that the alternative performance goals in connection with the restricted stock award described in the proxy statement for this meeting and set forth in the proposed employment contract, to be effective as of January 1, 1997, between the Company and Eugene P. Grisanti, Chairman and President, be, and hereby are, approved."

                                  OTHER MATTERS

     As of the date of this Proxy Statement the Board of Directors is not aware that any matters other than those specified above are to be presented for action at the meeting. If any other matters should come before the meeting, proxies in the enclosed form will be voted on such matters in accordance with the judgment of the person or persons voting the proxies, unless otherwise specified. Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal. All executed proxies will be voted in accordance with the instructions contained therein. In accordance with the Board of Directors' recommendations, executed proxies returned by shareholders will be voted, if no contrary instruction is indicated, FOR the election of the 12 nominees described herein and FOR the proposal. With respect to the required vote on any particular matter, abstentions and votes withheld by nominee recordholders will not be treated as votes cast or as shares present or represented.

     THE COMPANY WILL ON A REQUEST IN WRITING PROVIDE WITHOUT CHARGE TO EACH PERSON FROM WHOM PROXIES ARE BEING SOLICITED FOR THE COMPANY'S ANNUAL MEETING A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE EXCHANGE ACT. A REQUEST FOR THE COMPANY'S ANNUAL REPORT ON FORM 10-K SHOULD BE MADE TO STEPHEN A. BLOCK, SECRETARY, INTERNATIONAL FLAVORS & FRAGRANCES INC., 521 WEST 57TH STREET, NEW YORK, N.Y. 10019.

     THE BOARD OF DIRECTORS INVITES YOU TO ATTEND THE MEETING IN PERSON. IF YOU ARE UNABLE TO DO SO, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                       By Order of the Board of Directors,

                                                  STEPHEN A. BLOCK
                                                      Secretary

March 28, 1996

IFF                                                                       PROXY

                     INTERNATIONAL FLAVORS & FRAGRANCES INC.

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS
            FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 9, 1996

     The undersigned shareholder of INTERNATIONAL FLAVORS & FRAGRANCES INC. (hereinafter called the Company) hereby appoints Messrs. EUGENE P. GRISANTI, GEORGE ROWE, JR. and STEPHEN A. BLOCK, the attorneys and proxies, and each of them the attorney and proxy, of the undersigned, with full power of substitution, to act by a majority present, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders to be held at the headquarters of the Company, 521 West 57th Street, New York, New York, on Thursday, May 9, 1996 at 10 A.M., and any adjournment or adjournments thereof, and thereat to vote the number of votes or shares of stock the undersigned would be entitled to vote if then and there personally present.

IFF
P.O. BOX 11117
NEW YORK, N.Y. 10203-0117

              PLEASE INDICATE ON THE REVERSE SIDE OF THIS CARD HOW
                      YOUR SHARES OF STOCK ARE TO BE VOTED.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED.

                                  (Continued and to be signed on the other side)





1. Election of all Directors M. H. Adame, R. C. Duke, R. M. Furlaud, E. P. Grisanti, T. H. Hoppel, H. R. Kirkpatrick, H. G. Reid, G. Rowe, Jr.,
   S. M. Rumbough, Jr., H. P. van Ameringen, H. C. van Baaren,
   W. D. Van Dyke, III

         For [X]      Withheld  [X]    Exceptions* [X]

*Exceptions.....................................................................

 ................................................................................

To vote your shares for all Director nominees, mark the "For" box on Item 1. To withhold voting for all nominees, mark the "Withhold" box. If you do not wish your shares voted "For" a particular nominee, mark the "Exceptions" box and enter the name(s) of the exception(s) in the space provided.

2. Proposal to approve the alternative performance goals for the restricted stock award to be granted to the Company's President under a new employment contract.

         For  [X]    Against  [X]    Abstain [X]

 Change of address and/or Comments [X]_____________________________________

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                                       (This Proxy will be voted FOR each of the above nominees as a director, FOR Proposal 2, and in the discretion of the proxy committee on any other matter properly before the meeting, unless otherwise specified)

                                       Please sign exactly as name or names
                                       appear on this proxy. If stock is held
                                       jointly, each holder should sign. If
                                       signing as attorney, trustee, executor,
                                       administrator, custodian, guardian, or
                                       corporate officer, please give full
                                       title.


                                       DATED __________________________, 1996

                                       SIGNED __________________________________

                                       _________________________________________

Sign, Date and Return the Proxy Card          Votes MUST be indicated in Black
Promptly Using the Enclosed Envelope.         or Blue ink. [X]